UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF A CLASS OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Uranium Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-2212772
(state of incorporation or organization)	(IRS Employer Identification Number)

650 South Edmonds, Suite 108, Lewisville, TX	75067
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-133960

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.    Description of Registrant’s Securities to Be Registered.

The information required by this Item 1 is set forth under the caption “Description of Securities” in the Registrant’s registration statement on Form S-1 as filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2006 (Registration No. 333-133960) (the “Registration Statement”), as amended pursuant to Amendment No. 1 to the Registration Statement as filed with the SEC on July 13, 2006, as amended pursuant to Amendment No. 2 to the Registration Statement as filed with the SEC on July 26, 2006, and as may hereafter be amended, covering the offer and sale of shares of the class of securities to be registered hereby, which description is incorporated herein by reference. In addition, any description under the caption “Description of Securities” in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, as amended, shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Uranium Resources, Inc.

	By:	/s/ Thomas H. Ehrlich
Vice President—Finance and
Date: April 11, 2007		Chief Financial Officer